UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 17, 2010

Date of Report (Date of earliest event reported)

UNITED ECOENERGY CORP.

(Exact name of registrant as specified in its charter)

NEVADA	814-00717	84-1517723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Wall Street, 24th Floor New York, NY	10005
(Address of principal executive offices)	(Zip Code)

(321) 452-9091
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1 - Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.

Our wholly owned subsidiary, Epic Wound Care, Inc. (“Epic”) entered into two agreements recently.

On July 17, 2010, Epic completed an agreement with Shanghai Ailing Hygiene Materials Co., Ltd., located in Shanghai (“Shanghai”), to become the exclusive worldwide distributor of Hemostatic Biodegradable Gauze and Hemostatic Statin Gauze, known as KRX-02 and KRX-03, respectively.  The agreement is for a five-year term effective June 18, 2010.  Epic has the right to enter into sub-distribution agreements anywhere in the world.  Epic is responsible for obtaining the requisite governmental approvals to sell KRX-02 and KRX-03, including from the United States Food and Drug Administration.  There are minimum purchase requirements specified in the Shanghai agreement, a copy of which is attached to this Current Report as an exhibit.

Epic entered into a corporate sponsorship agreement with American Diabetes Association (the “ADA”) on July 29, 2010 that will become effective on November 1, 2010.  This agreement enables Epic to act as a sponsor of the ADA’s programs and utilizes the ADA’s trademarks and logos in association with Epic’s products, as approved by the ADA.  The agreement has a three-year term expiring October 31, 2013, subject to a mutual option to renew.  The agreement is attached as an exhibit to this Current Report.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

10.1	Exclusive Distributorship Agreement dated as of June 18, 2010 between Epic Wound Care, Inc. and Shanghai Ailing Hygiene Materials Co., Ltd.

10.2	Corporate Sponsorship Agreement effective as of November 1, 2010 between Epic Wound Care, Inc. and the American Diabetes Association.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED ECOENERGY CORP.
Date: August 3, 2010
	By:	/s/ Kelly T. Hickel
Kelly T. Hickel

Chief Executive Officer